                                                                     Exhibit 4.1


                                                                      EXHIBIT A

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES PROVIDED ANY PLEDGEE SHALL BE SUBJECT TO THE REQUIREMENTS SET FORTH IN THE DEBENTURE.

                                            Date of Issuance: November 24, 2003

                                                               $_______________


                           7.5% CONVERTIBLE DEBENTURE
                                DUE APRIL 1, 2006

            THIS DEBENTURE is one of a series of duly authorized and issued 7.5% Convertible Debentures of Interactive Systems Worldwide Inc., a Delaware corporation, having a principal place of business at 2 Andrews Drive, West Paterson, NJ 07424 (the "Company"), designated as its 7.5% Convertible Debenture, due April 1, 2006 (the "Debentures").

         FOR VALUE RECEIVED, the Company promises to pay to ____________________ or its registered assigns (the "Holder"), the principal sum of $_______________ on April 1, 2006 or such earlier date as the Debentures are required or permitted to be repaid as provided hereunder (the "Maturity Date"), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 7.5% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the Original Issue Date and on each Conversion Date (as to that principal amount then being converted) and on the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (each such date, an "Interest Payment Date"), in cash or shares of Common Stock at the Interest

Conversion Rate, or a combination thereof; provided, however, payment in shares of Common Stock may only occur if during the 20 Trading Days immediately preceding the Interest Payment Date all of the Equity Conditions have been met (other than Equity Condition (iii), with respect to the Interest Payment Dates of January 1, 2004 and, if the Commission reviews the initial Registration Statement, April 1, 2004; provided that the Interest Conversion Rate with respect to interest payments on such dates shall be calculated based on 20% discount to the pricing formula rather than a 10% discount) and the Company shall have given the Holder notice in accordance with the notice requirements set forth below. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in shares of Common Stock or cash shall be at the discretion of the Company. Not less than 20 Trading Days prior to each Interest Payment Date, the Company shall provide the Holder with written notice of its election to pay interest hereunder either in cash or shares of Common Stock (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised). Within 20 Trading Days prior to an Interest Payment Date, the Company's election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely provide such written notice shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock shall otherwise occur pursuant to Section 4(b) and only for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted provided the Company in fact delivers the Underlying Shares within the time period required by Section 4(b)(i). Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "Debenture Register"). Except as otherwise provided herein, if at anytime the Company pays interest partially in cash and partially in shares of Common Stock, then such payment shall be distributed ratably among the Holders of this series of Debentures based upon the principal amount of Debentures then held by each Holder. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of 12% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) ("Late Fee") which will accrue daily, from the date such interest is due hereunder through and including the date of payment. Notwithstanding anything to the contrary contained herein, if on any Interest Payment Date the Company has elected to pay interest in Common Stock and is not able to pay accrued interest in the form of Common Stock because it does not then satisfy the conditions for payment in the form of Common Stock set forth above, then, at the option of the Holder, the Company, in lieu of delivering either shares of Common Stock pursuant to this Section 4, or paying the regularly scheduled interest payment in cash, shall deliver, within three Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of the number of shares of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due such Interest Payment Date and the average of the VWAPs during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is made. Except as set forth in Section 5, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

         This Debenture is subject to the following additional provisions:

         Section 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same; provided that the Company shall not be required to issue any Debentures in denominations less than $50,000 unless there is less then $50,000 in principal amount of the Debenture outstanding in which case it shall be for the total amount outstanding. No service charge will be made for such registration of transfer or exchange.

         Section 2. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         Section 3. Events of Default.
         ----------------------------

                  a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                           i) any default in the payment of the principal of,
                  interest (including Late Fees) on, or liquidated damages in respect of, any Debentures, free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default is not cured, if possible to cure, within 5 Trading Days after notice of such default sent by the Holder;

                           ii) the Company shall fail to observe or perform any
                  other covenant, agreement or warranty contained in, or otherwise commit any material breach of any of the Transaction Documents (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion or interest payment which breach is addressed in clause (x) below) which is not cured, if possible to cure, within 10 Trading Days after notice of such default sent by the Holder;

                           iii) the Company or any of its subsidiaries (other
                  than any inactive subsidiary so designated on the Disclosure Schedule to the Purchase Agreement, unless they have become active in the business or finances of the Company) ("Subsidiary") shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other similar proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary thereof or there is commenced against the Company or any Subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other similar order approving any such case or proceeding is entered; or the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any Subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any Subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any Subsidiary thereof for the purpose of effecting any of the foregoing;

                           iv) the Company shall default in any of its
                  obligations under any other Debenture or any mortgage, credit agreement or other credit facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $250,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                           v) the Common Stock shall not be eligible for
                  quotation on or quoted for trading on a Principal Market and shall not again be eligible for and quoted or listed for trading thereon within ten Trading Days;

                           vi) the Company shall be a party to any Change of
                  Control Transaction , shall agree to sell or dispose of all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) or shall redeem or repurchase its outstanding shares of Common Stock or other equity securities of the Company for an aggregate purchase price in excess of $250,000 (other than redemptions of Underlying Shares and repurchases of shares of Common Stock or other equity securities of departing officers and directors of the Company; provided no repurchase shall exceed $100,000 for any officer or director);

                           vii) a Registration Statement shall not have been
                  declared effective by the Commission on or prior to the 180th calendar day after the Original Issue Date;

                           viii) if, during the Effectiveness Period (as defined
                  in the Registration Rights Agreement), the effectiveness of the Registration Statement lapses for any reason or the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement, in either case, for more than 15 consecutive Trading Days or 25 non-consecutive Trading Days during any 12 month period; provided, however, that in the event that the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and in the written opinion of counsel to the Company, the Registration Statement, would be required to be amended to include information concerning such transactions or the parties thereto that is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 20 consecutive Trading Days during any 12 month period relating to such an event;

                           ix) except as provided in Section 3(a)(viii) above,
                  an Event (as defined in the Registration Rights Agreement) shall not have been cured to the reasonable satisfaction of the Holder prior to the expiration of thirty days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of an Registration Statement to be declared effective by the Commission on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement), which shall be covered by Section 3(a)(vii));

                           x) the Company shall fail for any reason to deliver
                  certificates to a Holder on or prior to the fifth Trading Day after a Conversion Date pursuant to and in accordance with
                  Section 4(b) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof, which default is not cured if possible to cure within 3 Trading Days of the notice of such default sent by the Holder;

                           (xi) the Company shall fail for any reason to deliver
                  the payment in cash pursuant to a Buy-In (as defined herein) within ten Trading Days after notice thereof is delivered hereunder; or

                           (xii) any Person shall breach the agreements
                  delivered to the initial Holders pursuant to Section 2.2(a)(v) of the Purchase Agreement and the Company does not obtain Shareholder Approval.

                  b) If any Event of Default occurs and is continuing, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash. The aggregate amount payable upon an Event of Default shall be equal to the Mandatory Prepayment Amount. Commencing 5 Trading Days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at the rate of (12%) per annum (or such lower maximum amount of interest permitted to be charged under applicable laws. All Debentures for which the full prepayment price hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

         Section 4. Conversion.
         ---------------------

                  a) i) At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time (subject to the limitations on conversion set forth in Section 4(a)(ii) hereof). The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a "Notice of Conversion"), specifying therein the principal amount of Debentures to be converted, which shall not be less than $50,000 in principal amount of Debentures unless less than $50,000 in principal amount remains outstanding, in which case it shall be for the full amount outstanding, and the date on which such conversion is to be effected (a "Conversion Date"), which date shall not be more than 10 Trading Days after delivery of the Notice of Conversion. If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender Debentures to the Company unless the entire principal amount of this Debenture plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. The Company shall deliver any objection to any Notice of Conversion within 3 Trading Days after receipt of such notice. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

                           ii) Conversion Limitations.

                                    (A) Notwithstanding anything herein to the
                           contrary, if the Company has not obtained Shareholder Approval (as defined below), if required by the applicable rules and regulations of the Principal Market (or any successor entity), then the Company may not issue upon conversion of the Debentures, in the aggregate, in excess of (1) 19.999% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Original Issue Date, less (2) any shares of Common Stock issued (i) as payment of interest, or (ii) as payment of the Monthly Redemption Amount, (iii) upon exercise of the Warrants issued to Holders of the Debentures, and
                           (iv)any shares of Common Stock issued to Holders pursuant to the Purchase Agreement (such number of shares, the "Issuable Maximum"). Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the aggregate principal amount of the Debenture(s) issued and sold to such Holder on the Original Issue Date by
                           (y) the aggregate principal amount of all Debentures issued and sold by the Company on the Original Issue Date. If any Holder shall no longer hold the Debenture(s), then such Holder's remaining portion of the Issuable Maximum shall be allocated pro-rata among the remaining Holders. If on any Conversion
                           Date: (1) the applicable Set Price then in effect is such that the shares issuable under this Debenture on any Conversion Date together with the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding Debentures would exceed the Issuable Maximum, and (2) the Company's shareholders shall not have previously approved the transactions contemplated by the Transaction Documents, as may be required by the applicable rules and regulations of the Principal Market (or any successor entity), if any (the "Shareholder

                           Approval"), then the Company shall issue to the Holder requesting a conversion a number of shares of Common Stock equal to such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum and, with respect to the remainder of the aggregate principal amount of the Debentures (including any accrued interest) then held by such Holder for which a conversion in accordance with the applicable conversion price would result in an issuance of shares of Common Stock in excess of such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum (the "Excess Principal"), the Company shall be prohibited from converting such Excess Principal, and shall notify the Holder of the reason therefor. This Debenture shall thereafter be unconvertible to such extent until and unless Shareholder Approval is subsequently obtained or is otherwise not required, but this Debenture shall otherwise remain in full force and effect.

                                    (B) The Company shall not effect any
                           conversion or issuance of Common Stock pursuant to this Debenture and the Holder shall not have the right to convert any portion of this Debenture, pursuant to Section 4(a)(i) or otherwise, to the extent that after giving effect to such conversion or issuance, the Holder (together with the Holder's affiliates) would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion or issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture or otherwise issuable pursuant to this Debenture with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Debenture beneficially owned by the Holder or any of its affiliates or otherwise issuable pursuant to the outstanding portion of this Debenture not subject to such issuance beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, any other Debentures or the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this
                           Section 4(a)(ii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. (To the extent that the limitation contained in this Section 4(a)(ii) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any affiliates) and of which a portion of this Debenture is convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether the Debenture may be converted (in relation to other securities owned by such Holder) and which portion of this Debenture is convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 4(a)(ii), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (x) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this
                           Section 4(a)(ii)(B) may be waived by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to the Company, and the provisions of this Section 4(a)(ii)(B) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

                           iii) Underlying Shares Issuable Upon Conversion of
                  Principal Amount. The number of shares of Common Stock issuable upon a conversion shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Set Price.

                  (b) i) Not later than five Trading Days after any Conversion Date, the Company will deliver to the Holder a certificate or certificates representing the Underlying Shares which shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of Debentures (including, if so timely elected by the Company, shares of Common Stock representing the payment of accrued interest) and (B) a check in the amount of accrued and unpaid interest (if the Company is required to pay accrued interest in cash) on the principal amount of Debentures then being converted. The Company shall, if available and if allowed under applicable securities laws, use commercially reasonable efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the seventh Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Debentures tendered for conversion.

                  ii) If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i) by the fifth Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of principal amount being converted, $25 per Trading Day (increasing to $50 per Trading Day after 3 Trading Days after such damages begin to accrue and increasing to $100 per Trading Day 6 Trading Days after such after such damages begin to accrue) for each Trading Day after such fifth Trading Day until such certificates are delivered. The Company's obligations to issue and deliver the Underlying Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Shares; provided, however, such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event a Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained. In the event any such injunction is issued, all time periods applicable to the Company relating to conversion of Debentures shall be tolled until such injunction is removed. In the absence of an injunction precluding the same, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 3 herein for the Company's failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

                  (iii) If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i) by the fifth Trading Day after the Conversion Date, and if after such fifth Trading Day the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (A) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive as a result of the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (B) at the option of the Holder, either reissue Debentures in principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under
         Section 4(b)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the actual sale price of the Underlying Shares at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In together with documentary evidence of the actual Buy-In and other evidence reasonably requested by the Company. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Section 4(b)(ii) in respect of the certificates resulting in such Buy-In.

                  iv) Notwithstanding anything herein to the contrary, if after the Effective Date the VWAP for each of any 15 consecutive Trading Days ("Threshold Period"), which 15 consecutive Trading Day period shall have commenced only after the Effective Date, is 200% or more of the Market Price (as defined in the Purchase Agreement, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement), the Company may, within 3 Trading Days after any such Threshold Period, deliver a notice to the Holder (a "Forced Conversion Notice" and the date such notice is received by the Holder, the "Forced Conversion Notice Date") to cause the Holder to immediately convert all or part of the then outstanding principal amount of Debentures pursuant to Section 4(a)(i) and the Holder shall surrender (if the entire Debenture is converted) this Debenture to the Company for conversion within 5 Trading Days of the Forced Conversion Notice Date. The Company may only effect a Forced Conversion Notice if during the period beginning with the Threshold Period and ending on the 3rd Trading Day following the Forced Conversion Notice Date, all of the Equity Conditions shall have been met. If any of the Equity Conditions shall cease to be satisfied at any time during the required period, then the Forced Conversion Notice shall be null and void, ab initio.

                  (c) i) The conversion price in effect on any Conversion Date shall be equal to $4.58 (subject to adjustment herein)(the "Set Price").

                  ii) If the Company, at any time while the Debentures are outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Debenture, including as interest thereon), (B) subdivide its outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Set Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                  iii) If the Company or any subsidiary thereof, as applicable, at any time while Debentures are outstanding, issues or sells, or is deemed to have issued or sold, any Capital Shares or Capital Shares Equivalent entitling any Person to acquire shares of Common Stock for a consideration per share of less than the average of the 5 VWAPs of the Common Stock immediately prior to (A) the execution of definitive documentation as to such subsequent transaction or (B) the closing of such transaction, whichever is greater (the "Market Price"), or for no consideration (such issuances collectively, a "Dilutive Issuance"), then, the Set Price shall be multiplied by the fraction calculated as follows: ((i) the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale (excluding treasury shares, if any), plus (b) the number of shares of Common Stock which the consideration, if any, received by the Company upon such issuance or sale would purchase at the Market Price), divided by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale (excluding treasury shares, if any), provided, however, that it is acknowledged and agreed that this provision shall only have the effect of reducing the Set Price of the Debenture. Such adjustment shall be made whenever such shares of Common Stock or Capital Shares Equivalent are issued as a Dilutive Issuance, without duplication. The Company shall notify the Holder in writing, no later than three Trading Days following the issuance of any Capital Shares or Capital Shares Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. Notwithstanding the foregoing, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, upon 5 Trading Days prior written notice to the Holder, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Warrants exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for such shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error.

                  iv) If the Company, at any time while Debentures are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Set Price shall be determined by multiplying such price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above. Notwithstanding the foregoing, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, upon 5 Trading Days prior written notice to the Holder, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Warrants exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for such shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error.

                  v) All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) outstanding.

                  vi) Whenever the Set Price is adjusted pursuant to any of
         Section 4(c)(ii) - (v), the Company shall promptly mail to each Holder a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company enters into a Variable Rate Transaction or an MFN Transaction, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Capital Shares or Capital Shares Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction, or the lowest possible adjustment price in the case of an MFN Transaction.

                  vii) If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights;

         (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 10-day period commencing the date of such notice to the effective date of the event triggering such notice.

                  viii) If, at any time while this Debenture is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person in which the Company is not the surviving entity,
         (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Set Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Set Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder's right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                  (ix) Notwithstanding the foregoing, no adjustment will be made under this paragraph (c) in respect of (A) the granting, exercise or issuance of Capital Shares or of options to employees, officers, directors, or consultants (provided that in the case of consultants, such issuance of Capital Shares and grants of Capital Share Equivalents does not exceed, in the aggregate, 200,000 Capital Shares or Capital Shares Equivalents convertible into or exchangeable for 200,000 Capital Shares, per any 12 month period) of the Company pursuant to any stock option plan agreement or arrangement duly adopted or approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, or (B) upon the conversion of this Debenture or any other Debenture of this series or of any other series or any Warrant or security issued by the Company in connection with the offer and sale of this Company's securities pursuant to the Purchase Agreement, or (C) the issuance of any Common Stock as payment of interest with respect to any Debenture or as Monthly Redemption Amount, or (D) upon the exercise of or conversion of any Capital Shares Equivalents, rights, options or warrants issued and outstanding on the Original Issue Date, provided such securities have not been amended in order to reduce the exercise or conversion price thereof or increase the number of Shares issuable thereunder since the date of the Purchase Agreement except as a result of the Purchase Agreement, or (E) issuance of securities in connection with acquisitions, mergers, joint ventures, strategic investments, or strategic partnering arrangements, the primary purpose of which is not to raise capital.

                  (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Debentures and payment of interest on the Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 4(b)) upon the conversion of the outstanding principal amount of the Debentures and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Registration Statement is then effective under the Securities Act, registered for public sale in accordance with such Registration Statement.

                  (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  (f) The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (g) Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number (973) 256-8211, Attn: Chief Financial Officer or such other addresses or facsimile numbers as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section 4(g), with copies thereof (which copies shall be required to be delivered for such notice to be effective) to each of (1) Friedman Kaplan Seiler & Adelman LLP, 1633 Broadway, 46th Floor, New York, NY 10019-6708, Attention: Richard M. Hoffman, Esq., facsimile number (212) 833-1250, and Global

         Interactive Gaming Ltd., Centre Point Tower, 103 New Oxford Street, London WC1A 100, Attention: M. Lunjevich, facsimile number +44-207-663-8951. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day and an electronic confirmation of delivery is received by the sender, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) three Trading Days following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

                  Section 5. Redemption.
                  ---------  -----------

                  (a) Optional Redemption at Election of Company. Subject to the provisions of this Section 5, the Company may deliver a notice to the Holders (an "Optional Redemption Notice" and the date such notice is deemed delivered hereunder, the "Optional Redemption Notice Date") of its irrevocable election to redeem some or all of the then outstanding Debentures, for an amount, in cash, equal to the Optional Redemption Amount on the 20th Trading Day following the Optional Redemption Notice Date (such date, the "Optional Redemption Date" and such redemption, the "Optional Redemption"). The Optional Redemption Amount is due in full on the Optional Redemption Date. The Company may only effect an optional redemption if during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date, each of the Equity Conditions shall have been met. If any of the Equity Conditions shall cease to be satisfied at any time during the required period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company within 3 Trading Days after the first day on which any such Equity Condition has not been met (provided that if, by a provision of the Transaction Documents the Company is obligated to notify the Holder of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Company) in which case the Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Conversion Notices tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.

                  (b) Monthly Redemption. On each Monthly Redemption Date, the Company shall redeem the Holder's Pro-Rata Portion of the Monthly Redemption Amount plus accrued but unpaid interest, the sum of all liquidated damages and any other amounts then owing to such Holder in respect of the Debenture. "Pro Rata Portion" is the ratio of (x) the principal amount of this Debenture held by the original Holder on the Original Issue Date and (y) the sum of the aggregate original principal amounts of the Debentures issued to all Holders on the Original Issue Date. If the Holder assigns any portion of this Debenture to multiple assignees, in connection with such assignments, the Holder shall instruct the Company as to how to apportion the original principal amount in (x) above among such assignees for purposes of calculating the Pro-Rata Portions of the assignees. If a Holder and its transferees no longer hold any Debentures, then the Pro Rata Portion shall be recalculated to exclude the original principal amount of any Debentures once held by such Holder and its transferees, if any, from clause (y) above. The Monthly Redemption Amount due on each Monthly Redemption Date shall, except as provided in this Section, be paid in cash. As to any Monthly Redemption and upon 20 Trading Days' prior written irrevocable notice, in lieu of a cash redemption payment the Company may elect to pay all or a portion of a Monthly Redemption in Underlying Shares based on a conversion price equal to 90% of the average of the 20 VWAPs immediately prior to the applicable Monthly Redemption Date (subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 20 Trading Day period) (the "Monthly Conversion Price"); provided, however, that the Company may not pay the Monthly Redemption Amount in Underlying Shares unless, (i) during the 20 Trading Day prior notice period immediately prior to the applicable Monthly Redemption Date until the Monthly Redemption has occurred each of the Equity Conditions shall have been met and (ii) on or prior to the 20th Trading Day prior to such Monthly Redemption Date, the Company irrevocably notifies the Holder that it will issue Underlying Shares in lieu of cash and in such notice the Company shall have indicated the amount to be paid in Underlying Shares (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised or until the Equity Conditions are no longer satisfied). The Holder may convert, pursuant to Section 4, any principal amount of this Debenture subject to a Monthly Redemption at any time prior to the date that the Monthly Redemption Amount and all amounts owing thereon are due and paid in full. The Company covenants and agrees that it will honor all Conversion Notices tendered up until such amounts are paid in full. If the Holder elects to convert any principal amount of this Debenture subject to a Monthly Redemption prior to the Monthly Redemption Date, such Holder's Monthly Redemption Amount paid on such Monthly Redemption Date shall be reduced by the principal amount so converted. Notwithstanding anything herein to the contrary, on only one occasion and on at least 20 Trading Days' prior irrevocable notice to the Holder, the Company may elect to defer the entire Monthly Redemption Amount to be paid at the Monthly Redemption (other than the first Monthly Redemption) to the end of the Monthly Redemption schedule. By way of example, if a Monthly Redemption (other than the Monthly Redemption due May 1, 2004) is properly deferred by the Company hereunder, such Monthly Redemption shall occur on the first day of the month immediately following the final Monthly Redemption Date, and no payment shall be made on the Monthly Redemption Date so deferred. Any such deferral must be exercised as to the same Monthly Redemption Date as to all Holders of Debentures.

                  (c) Redemption Procedure. The payment of cash and/or issuance of Common Stock, as the case may be, pursuant to a Monthly Redemption shall be made on the Monthly Redemption Date and the payment pursuant to an Optional Redemption shall be made on the Optional Redemption Date. If any portion of the cash payment for a Monthly Redemption or Optional Redemption shall not be paid by the Company by the respective due date, interest shall accrue thereon at the rate of 12% per annum (or the maximum rate permitted by applicable law, whichever is less) until the payment of the Monthly Redemption Amount or Optional Redemption Amount, as applicable, plus all amounts owing thereon is paid in full. Alternatively, if any portion of the Monthly Redemption Amount or Optional Redemption Amount, as applicable, remains unpaid after such date, the Holders subject to such redemption may elect, by written notice to the Company given at any time thereafter, to invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary, and, with respect the failure to honor an Optional Redemption only, the Company shall have no further right to exercise such Optional Redemption Right. Notwithstanding anything to the contrary in this Section 5, the Company's determination to redeem in cash or shares of Common Stock shall be applied among the Holders of Debentures according to each Holder's Pro-Rata Portion.

                  Section 6. Definitions.
                  -----------------------

                  (a) For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (i) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (ii) the following terms shall have the following meanings:

                   "Change of Control Transaction" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company other than by any of the Purchaser's and/or their Affiliates acting alone or with any other Person, or (ii) a replacement at one time or within a one year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (iii) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the common stock, $0.001 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "Conversion Date" shall have the meaning set forth in Section 4(a)(i) hereof.

                  "Equity Conditions" shall mean (i) the Company is not in default in honoring all conversions and redemptions scheduled to occur or occurring by virtue of one or more Conversion Notices, if any, (ii) all liquidated damages and other amounts owing in respect of the Debentures shall have been paid; (iii) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares issuable pursuant to the Transaction Documents (and the Company has no knowledge that such effectiveness will not continue for the foreseeable future) subject to the provisions of Section 2(b) of the Registration Rights Agreement, (iv) the Common Stock is trading on the Principal Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on a Principal Market (and the Company has no knowledge that trading of the Common Stock on a Principal Market will not continue for the foreseeable future), (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vi) there is then existing no Event of Default or event which, with the passage of time or the giving of notice, would constitute and Event of Default and (vii) all of the shares issued and still owned by a Holder or issuable pursuant to the Transaction Documents in full, ignoring for such purposes any conversion or exercise limitation therein, would not violate the limitations set forth in Section 4(a)(ii) and (ix) no public announcement of a pending or proposed Fundamental Transaction or material acquisition transaction has occurred that has not been consummated.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Interest Conversion Rate" means the lesser of (i) 90% of the average of the 20 VWAPs immediately prior to the applicable Interest Payment Date or (ii) the average of the 20 VWAPs immediately prior to the date the applicable interest payment shares are issued and delivered if after the Interest Payment Date.

                  "Late Fees" shall have the meaning set forth in the second paragraph to this Debenture.

                  "Mandatory Prepayment Amount" for any Debentures shall equal the sum of (i) the greater of: (A) 120% of the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon and all other accrued and unpaid amounts due hereunder, or (B) the principal amount of Debentures to be prepaid, plus all other accrued and unpaid interest hereon and other amounts due hereunder, divided by the Set Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the VWAP on
         (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

                  "Monthly Conversion Price" shall have the meaning set forth in
         Section 5(b).

                  "Monthly Redemption" shall mean the redemption of the Debenture pursuant to Section 5(b).

                  "Monthly Redemption Amount" shall mean, as to a Monthly Redemption, 1/24th of the aggregate Subscription Amounts paid in respect of the Debentures by all holders of the Debentures on the Issuance Date.

                  "Monthly Redemption Date" means the 1st of each month, commencing immediately following the 5th month anniversary of the Issuance Date and continuing until this Debenture is no longer outstanding.

                  "Notice Date" shall have the meaning set forth in Section
         5(a).

                  "Optional Redemption" shall have the meaning set forth in
         Section 5(a).

                  "Optional Redemption Notice" shall have the meaning set forth in Section 5(a).

                  "Optional Redemption Amount" shall mean the sum of (i) 120% of the principal amount of the Debenture then outstanding and (ii) accrued but unpaid interest.

                  "Optional Redemption Price" shall have the meaning set forth in Section 5(a).

                  "Original Issue Date" shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

                  "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "Purchase Agreement" means the Securities Purchase Agreement, dated as of November 24, 2003, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

                  "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering among other things the resale of the Underlying Shares by the Holder (as provided therein) and naming the Holder as a "selling stockholder" thereunder.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Set Price" shall have the meaning set forth in Section
         4(c)(i).

                  "Trading Day" means any day during which the Principal Market shall be open for business.

                  "Transaction Documents" shall have the meaning set forth in the Purchase Agreement.

                  "Underlying Shares" means the shares of Common Stock issuable upon conversion of Debentures or as payment of interest or as payment of the Monthly Redemption in accordance with the terms hereof.

                  "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Principal Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time);
         (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported prior to the day in question; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by a majority in interest of the Holders and reasonably acceptable to the Company.

                  (b) Interpretation. Unless the context otherwise requires, the terms defined in this Section 6 shall have the meanings herein specified for all purposes of this Debenture or the Purchase Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Debenture to a Section, such reference shall be to a Section of this Debenture unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Debenture, they shall be deemed to be followed by the words "without limitation." The use of any gender herein shall be deemed to include the neuter, masculine and feminine genders wherever necessary or appropriate. When any matter is disclosed
         (a) in any Transaction Document (including any exhibit or schedule thereto), (b) any place in the Disclosure Schedule, or (c) except with respect to Sections 3.1(g), 3.1(s), 3.1(u), 3.1(v), 3.1(w), 3.1(dd),
         3.1(ee), and 3.1(ff) of the Purchase Agreement and with respect to
         Section 6(b) and Section 6(c) of the Registration Rights Agreement, the Company's Form 10-KSB for the year ended September 30, 2002, the Proxy Statement for the 2003 Annual Meeting of Shareholders, the Forms 10-QSB for the quarters ended December 31, 2002, March 31, 2003 and June 20, 2003, and all press releases issued after the filing of the Form 10-QSB for the quarter ended June 30, 2003 and prior to the Closing Date, such matter shall be deemed to have been disclosed to all of the Purchasers for all purposes pursuant to all of the Transaction Documents. If any period of time for the performance under the Transaction Documents ends on a day that is not a Trading Day, such period of time shall be automatically extended to end at the end of the next succeeding Trading Day.

         Section 7. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. As long as this Debenture is outstanding, the Company shall not and shall cause its Subsidiaries not to, without the consent of the Holder, (a) amend its certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of the Holder; (b) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents; or (c) enter into any agreement with respect to any of the foregoing.

         Section 8. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

         Section 9. So long as at least 50% of the original principal amount of this Debenture is outstanding, the Company will not and will not permit any of its subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness or liens of any kind (other than (a) operating leases, (b) leases which for purposes of GAAP are treated as capitalized leases, (c) accounts payable incurred in the ordinary course of business, (d) Liens for taxes or other governmental charges or levies which are either not delinquent or being contested in good faith (and which are adequately reserved for in accordance with GAAP), (e) Liens of landlords, mechanics or materialmen or other similar statutory Liens which secure obligations which are either not delinquent or being contested in good faith, (f) Liens consisting of judgment or judicial attachment Liens, provided that either the enforcement of such Liens is effectively stayed within 30 days of such judgment or judicial attachment, or the underlying judgment is vacated, satisfied or discharged or bonded in such 30 day period, and (g) indebtedness assumed by the Company or any Subsidiary in connection with a transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (ii) the acquisition of all or any of the capital stock, partnership interest, membership interests or equity of any Person, or otherwise causing such Person to become a Subsidiary, or (iii) a merger or consolidation or any other combination with another Person, provided that the amount of all such leases, payables, charges, levies and Liens permitted pursuant to subsections (a)-(f) above does not exceed, in the aggregate, $625,000) on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior to, or pari passu with, in any respect, the Company's obligations under the Debentures without the prior consent of the Holder, which consent shall not be unreasonably withheld.

         Section 10. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Debenture and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, borough of Manhattan (the "New York Courts"). Each party hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that the New York Courts are an improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

         Section 11. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

         Section 12. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

         Section 13. Whenever any payment or other obligation hereunder shall be due on a day other than a Trading Day, such payment shall be made on the next succeeding Trading Day.

         Section 14. This Debenture may be modified or amended or provisions hereof waived with the written consent of the Company and the Holder.

         Section 15. Subject to applicable securities laws, this Debenture and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of the Holder; provided, however, that the Holder may not assign its rights to a competitor or potential competitor of the Company. The provisions of this Debenture are intended to be for the benefit of all Holders from time to time of this Debenture and shall be enforceable by any such Holder.

                              *********************



         IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


                                    INTERACTIVE SYSTEMS WORLDWIDE INC.


                                    By: ______________________________________
                                        Name: Bernard Albanese
                                        Title: President

                                     ANNEX A

                              NOTICE OF CONVERSION


The undersigned hereby elects to convert principal under the 7.5% Convertible Debenture of Interactive Systems Worldwide Inc. (the "Company"), due on April 1, 2006, into shares of common stock, $.001 par value per share (the "Common Stock"), of the Company according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Company's Common Stock does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section 4 of this Debenture.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
                           Date to Effect Conversion:

                           Principal Amount of Debentures to be Converted:


                           Number of shares of Common Stock to be issued:


                           Signature:

                           Name:

                           Address:

                                   Schedule 1

                               CONVERSION SCHEDULE

7.5% Convertible Debentures due on April 1, 2006, in the aggregate principal amount of $____________ issued by Interactive Systems Worldwide Inc. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

                                     Dated:


=========================--------------------================-------------------
                                                Aggregate
                                                Principal
                                                 Amount
                                                Remaining
                                              Subsequent to
                                               Conversion
  Date of Conversion                          (or original
 (or for first entry,        Amount of          Principal
 Original Issue Date)        Conversion          Amount)        Company Attest
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